Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO SETS AUGUST 9 CALL
TO DISCUSS SECOND QUARTER

CRANFORD, NJ, July 26, 2013 – Metalico, Inc. (NYSE MKT: MEA), a scrap metal recycler and lead products fabricator, will host a conference call on Friday, August 9, 2013 at 10:00 a.m. ET to discuss its earnings results for the quarter ended June 30, 2013 and to provide an update on business developments. The Company is scheduled to release its results earlier that day.

The conference call can be accessed by dialing (800) 446-1671 (toll free) or (847) 413-3362, Conference Confirmation Number 3535 6820. Callers should identify the Metalico Second Quarter earnings call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available. An audio replay of the call will be accessible at (888) 843-7419 (toll free) or (630) 652-3042 (toll) for the first week after the call’s conclusion. Callers will be required to enter the Conference Confirmation Number to access the recording.

Metalico, Inc. is a holding company with operations in Ferrous and Non-Ferrous Scrap Metal Recycling, PGM and Minor Metals Recycling, and Fabrication of Lead-Based Products. The Company operates scrap recycling and lead fabricating facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, Mississippi, Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

This announcement and the August 9 conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 FAX: (908) 497-1097 www.metalico.com

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